                                                                    EXHIBIT 99.1

                  COMERICA REPORTS FIRST QUARTER 2001 EARNINGS


-  $0.50 EPS V. $1.08 EPS 1-Q-00
-  $1.21 EPS BEFORE ONE TIME/SPECIAL CHARGES
   - IMPERIAL RESTRUCTURING CHARGE OF $0.52 PER SHARE; INTEGRATION ON SCHEDULE
   - ONE-TIME, $0.19 PER SHARE U.K. SUBSIDIARY CHARGE




DETROIT/April 17, 2001 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2001 earnings per share of $0.50, compared with $1.08 for the 2000 first quarter, a decrease of 54 percent. Net income was $94 million, compared with $197 million for 2000. The company's return on common equity was 8.11 percent and its return on assets was 0.76 percent, compared with 20.66 percent and 1.72 percent, respectively, for the 2000 first quarter. All prior period financial information has been restated to reflect the acquisition of Imperial Bancorp, which was completed during the first quarter 2001 and accounted for as a pooling-of-interests.

Excluding the previously announced $95 million after-tax restructuring charge for the Imperial merger and the effect of a one-time $34 million after-tax charge related to long-term incentive plans at an unconsolidated subsidiary of Munder Capital Management (the company's investment management subsidiary), net income for the first quarter of 2001 was $223 million, or $1.21 per share. On this basis, Comerica's return on common equity and return on assets were 19.85 percent and 1.81 percent, respectively.

"Comerica delivered solid core operating results during the first quarter of 2001, generating continued loan and deposit growth, while maintaining expense discipline and satisfactory credit quality trends. The integration of our recent acquisition of the $7 billion Imperial Bancorp continues on schedule and according to plan," said Eugene A. Miller, chairman, president, and chief executive officer. "A slowing economy and volatility in the securities markets can be expected to slow the pace of earnings growth across the industry; nonetheless, we believe Comerica is well positioned to sustain its evolution into one of the nation's leading middle-market focused financial services providers.
                                    - more -

COMERICA REPORTS FIRST QUARTER 2001 EARNINGS -- 2

"Given demographic and wealth management trends, the asset and fund management business remains an important component of our long-term strategy to enhance our sources of recurring, noninterest income. However, we are disappointed to report both a special one-time charge related to incentive compensation plans at a foreign subsidiary of Munder, and an additional deferred distribution costs impairment charge of $17 million after-tax related to decreases in the net asset value of technology mutual funds at Munder," Miller added.

Net interest income for the first quarter of 2001 totaled $512 million, an increase of $28 million, or 6 percent, from the same period last year. This increase was primarily due to an increase in average business loans of $4 billion, or 11 percent, over last year's first quarter. Adjusting for the divestiture of revolving check credit and bankcard loans in the first quarter of 2000, net interest income increased $37 million, or 8 percent, over the same period last year.

The net interest margin was 4.55 percent for the first quarter of 2001, compared with 4.60 percent for the comparable quarter of 2000. Excluding the effect of the divestiture, the net interest margin decreased 2 basis points from the same period in 2000, primarily as a result of the changing mix of funding required to support the company's continued strong pace of commercial lending.

Noninterest income was $170 million for the first quarter of 2001, compared with $255 million for the same quarter last year. Noninterest income in the first quarter of 2001 was reduced by the $26 million impairment charge ($17 million after-tax) and a one-time $53 million charge ($34 million after-tax) related to an unconsolidated subsidiary which is discussed more fully below. Noninterest income benefited from securities gains of $24 million, and $11 million of net gains resulting from the purchase and subsequent sale, all within the first quarter, of interest rate derivative contracts which failed to meet Comerica's stringent risk-reduction criteria.

Noninterest income in the first quarter of 2000 included a $30 million gain associated with the sale of revolving check credit and bankcard loans mentioned above. Excluding the effect of securities gains, warrant income and large, nonrecurring items and the impact of last year's revolving check credit and bankcard loan sale, noninterest income increased 3 percent in the first quarter 2001 from the first quarter of 2000.

                                    - more -

COMERICA REPORTS FIRST QUARTER 2001 EARNINGS -- 3

The $26 million pre-tax deferred distribution costs impairment charge at Munder resulted from the company's reassessment of its ability to recover the unamortized cost of the commissions to brokers for selling certain shares, principally shares in Munder's NetNet, International NetNet and Future Technology funds. Net asset values in these technology funds suffered as market conditions weakened significantly following the peak in the first half of 2000. After a fourth quarter 2000 impairment charge of $7 million, this sector of the equity markets declined another 26 percent in the first quarter 2001. This prompted Comerica's current revaluation of expected future cash flows from the funds, which are based on a percentage of assets under management and early redemption fees. Net remaining deferred distribution costs at March 31, 2001, were $54 million. Excluding the impairment charges, investment advisory revenues totaled $17 million in the first quarter of 2001, a decrease of $8 million from the fourth quarter 2000 and $17 million from the first quarter 2000. The decrease is primarily attributable to the decline in the market values of technology-related stocks from their record highs during the first quarter of last year.

At March 31, 2001, assets under management at Munder were $44 billion, including $2.9 billion in the NetNet, International NetNet and Future Tech funds. Munder manages and offers 15 wrap-fee products, 24 equity funds, 8 fixed income funds, 6 money market and 2 balanced funds covering a wide array of investment options, including its original menu of "Growth at a Reasonable Price" or "GARP" offerings.

The $53 million pre-tax charge is related to long-term incentive plans at a United Kingdom subsidiary, Framlington Holdings Limited, of which Munder is a minority owner. In May 2000, the announcement that the majority owner was being acquired triggered a change-in-control provision which fully vested all options and restricted shares. In March 2001, all outstanding options held by employees were exercised and their shares were sold to Framlington, requiring U.S. accounting recognition of the expense. The pre-tax charge, included in equity in earnings of unconsolidated subsidiaries, reflects Munder's portion of the resulting expense.

Noninterest expenses, which included $94 million of the previously announced merger-related restructuring charge, were $450 million in the first quarter of 2001, compared with $367 million in 2000, an increase of 23 percent. Excluding the restructuring charge, noninterest expenses decreased $11 million, or 3 percent, compared with the same quarter last year, primarily due to a decline in revenue-related incentives.


                                     -more -

COMERICA REPORTS FIRST QUARTER 2001 EARNINGS -- 4

Income tax expense was reduced $7 million for a tax benefit related to the Imperial Bancorp acquisition that was immediately recognizable, but only after Imperial became part of Comerica.

The provision for credit losses was $72 million in the first quarter of 2001, an increase of $5 million compared with the first quarter of 2000. Included in the 2001 provision for credit losses is a merger-related charge of $25 million to conform the credit policies of Imperial with Comerica. Net charge-offs for the quarter were $35 million or 0.34 percent of average total loans, compared with $34 million or 0.36 percent in the first quarter of 2000. Nonperforming assets were $476 million or 1.16 percent of loans and other real estate at March 31, 2001, compared with $339 million or 0.84 percent at December 31, 2000, and $230 million or 0.61 percent at March 31, 2000. The increase in nonperforming assets from year-end includes the addition of one $70 million loan to a commercial finance company. The allowance for credit losses as a percent of loans was 1.57 percent at March 31, 2001, a 3 basis point increase from 1.54 percent at March 31, 2000.

The level of nonperforming assets currently is expected to trend toward historical averages, in a range of 115 to 130 basis points of total loans and other real estate for the year 2001.

Outlook for 2001: Earnings for the full year 2001, excluding the restructuring charge for the Imperial merger, of which $0.52 cents per share was included in the current quarter, and the effect of a one-time $0.19 cents per share charge related to long-term incentive plans at an unconsolidated subsidiary of Munder, are expected to range between $4.75 and $4.95 per share, based on an assessment of current economic conditions, the level of equity markets and interest rates, progress toward business objectives and other factors.

Assets totaled $50 billion at March 31, 2001, and $47 billion at March 31, 2000, while common shareholders' equity was $4.4 billion at March 31, 2001, compared to $3.8 billion one year earlier. Shares of common stock outstanding were 178 million at March 31, 2001 and 177 million at March 31, 2000. Total loans were $41 billion at March 31, 2001, compared to $38 billion a year ago. Total deposits were $37 billion at March 31, 2001, compared to $29 billion at March 31, 2000.


                                    - more -

COMERICA REPORTS FIRST QUARTER 2001 EARNINGS -- 5

A conference call reviewing Comerica's first quarter 2001 financial results will be held at 8:30 a.m. ET today, April 17, 2001. Interested parties may access the conference call by calling (706) 679-5261 (event ID No. 92476). The call is also accessible through the Investor Relations link on Comerica's home page at www.comerica.com. A replay of the conference call will be available approximately two hours following the call through April 24, 2001.

The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 92476). The replay can also be accessed through the Investor Relations link on Comerica's home page at www.comerica.com.

SAFE HARBOR STATEMENT

Matters discussed in this news release contain certain forward-looking statements that are based on management's beliefs and assumptions based on information currently known to Comerica's management. Forward-looking statements may include descriptions of plans or objectives of Comerica's management for future or past operations, products or services, and forecasts of the Company's revenues, earnings or other measures of economic performance including statements of profitability of business segments and subsidiaries, estimates of credit quality trends and current integration. Such statements reflect the view of Comerica's management, as of the date of this conference call, with respect to future events and are subject to risks and uncertainties, such as changes in Comerica's plans, objectives, expectations and intentions and do not purport to speak as of any other date. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company's actual results could differ materially from those discussed in this conference call. Factors that could cause or contribute to such differences are changes in interest rates, changes in the industries in which Comerica has a concentration of loans, changes in the level of fee revenues, changes in the accounting treatment of any particular item, the entry of new competitors into the banking industry as a result of the enactment of the Gramm-Leach-Bliley Act of 1999, changes in general economic conditions and related credit and market conditions, difficulties in integrating Imperial Bancorp or retaining key personnel and other factors discussed in Comerica's filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Without limiting the foregoing, Comerica undertakes no obligation to update earnings guidance including any of the factors that influence earnings.

Comerica Incorporated is a multi-state financial services provider headquartered in Detroit, with bank subsidiaries in Michigan, California and Texas, banking operations in Florida, and businesses in several other states. Comerica has an investment services affiliate, Munder Capital Management, and operates banking subsidiaries in Canada and Mexico.


                                       ###


MEDIA CONTACT:                                     INVESTOR CONTACT:
-------------                                      ----------------

Sharon R. McMurray                                 Judith S. Love
(313) 222-4881                                     (313) 222-2840


CONSOLIDATED FINANCIAL HIGHLIGHTS
Comerica Incorporated and Subsidiaries



                                                              Three Months Ended
(in thousands, except per share data,                March 31,    December 31,      March 31,
  average balances and ratios)                        2001           2000             2000
                                                  -----------    ------------    -----------


PER SHARE AND COMMON STOCK DATA
Diluted net income                                      $0.50           $0.94          $1.08
Cash dividends declared                                  0.44            0.40           0.40
Common shareholders' equity (at period end)             24.80           23.98          21.51

Average diluted shares                                180,248         179,453        179,232

KEY RATIOS
Return on average common equity                         8.11%          16.05%         20.66%
Return on average assets                                0.76%           1.43%          1.72%
Average common equity as a percentage of
  average assets                                        8.93%           8.70%          8.17%
Core capital ratio (March 2001 estimated)               7.36%           7.35%          7.29%
Total capital ratio (March 2001 estimated)             11.13%          11.11%         11.00%
Leverage ratio (March 2001 estimated)                   8.77%           8.74%          8.38%

AVERAGE BALANCES (in millions)
Commercial loans (including lease financing)          $27,764         $26,997        $25,096
International loans                                     2,603           2,547          2,598
Real estate construction loans                          2,955           2,826          2,282
Commercial mortgage loans                               5,500           5,275          5,000
Residential mortgage loans                                800             810            859
Consumer loans                                          1,478           1,466          1,408
                                                  -----------    ------------    -----------
   Total loans                                        $41,100         $39,921        $37,243
Earning assets                                         45,615          44,586         42,312
Total assets                                           49,331          48,221         45,697
Interest-bearing deposits                              24,167          22,727         20,215
Noninterest-bearing deposits                            9,370           9,357          8,612
Total interest-bearing liabilities                     34,469          33,650         32,425
Common shareholders' equity                             4,407           4,195          3,733

NET INTEREST INCOME
Net interest income (fully taxable equivalent
  basis)                                             $513,340        $520,040       $484,554
Fully taxable equivalent adjustment                     1,048             841            959
Net interest margin                                     4.55%           4.64%          4.60%

CREDIT QUALITY
Nonaccrual loans                                     $470,478        $331,361       $209,391
Reduced-rate loans                                        275           2,306          8,888
Other real estate                                       5,577           5,577         11,357
Total nonperforming assets                            476,330         339,244        229,636
Loans 90 days past due                                 55,260          36,176         40,894
Gross charge-offs                                      45,327         100,855         37,121
Recoveries                                              9,916           7,293          3,569
Net charge-offs                                        35,411          93,562         33,552

Allowance for credit losses as a percentage
  of total loans                                        1.57%           1.51%          1.54%
Nonperforming assets as a percentage of
  total loans and other real estate                     1.16%           0.84%          0.61%
Net loans charged off as a percentage of
  average total loans                                   0.34%           0.94%          0.36%
Allowance for credit losses as a percentage
  of total nonperforming assets                          135%            179%           253%

ADDITIONAL DATA
Goodwill                                             $356,925        $366,550       $388,232
Core deposit intangible                                 7,176           7,883         11,481
Other intangibles                                       1,215           3,472          4,047
Loan servicing rights                                   8,470           6,657          6,396
Deferred mutual fund distribution costs                54,045          85,849         87,199
Amortization of intangibles                             8,685           9,549          8,731


CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries



                                            March 31,    December 31,      March 31,
(in thousands, except share data)               2001            2000           2000
                                         -----------     -----------    -----------

ASSETS
Cash and due from banks                  $ 2,008,803     $ 1,930,682    $ 1,855,110

Short-term investments                     1,990,563       1,730,158      1,912,380

Investment securities available
  for sale                                 3,207,455       3,890,725      3,583,006

Commercial loans                          26,373,429      26,009,336     24,519,861
International loans                        2,653,902       2,571,156      2,565,966
Real estate construction loans             2,973,895       2,915,168      2,422,371
Commercial mortgage loans                  5,570,134       5,360,601      5,078,245
Residential mortgage loans                   793,075         807,064        849,912
Consumer loans                             1,472,015       1,477,135      1,407,541
Lease financing                            1,088,908       1,029,164        815,293
                                         -----------     -----------    -----------
    Total loans                           40,925,358      40,169,624     37,659,189
Less allowance for credit losses            (644,556)       (608,110)      (581,482)
                                         -----------     -----------    -----------
    Net loans                             40,280,802      39,561,514     37,077,707

Premises and equipment                       360,145         364,246        364,104
Customers' liability on acceptances
  outstanding                                 26,917          26,668         17,179
Accrued income and other assets            2,395,541       2,030,063      1,852,333
                                         -----------     -----------    -----------
    TOTAL ASSETS                         $50,270,226     $49,534,056    $46,661,819
                                         ===========     ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits             $11,530,699     $10,188,475    $ 9,538,966
Interest-bearing deposits                 25,255,219      23,665,808     19,856,778
                                         -----------     -----------    -----------
    Total deposits                        36,785,918      33,854,283     29,395,744

Short-term borrowings                        679,802       2,093,381      4,442,670
Acceptances outstanding                       26,917          26,668         17,179
Accrued expenses and other
  liabilities                                819,774         800,386        675,561
Medium- and long-term debt                 7,289,301       8,259,179      8,073,259
                                         -----------     -----------    -----------
    Total liabilities                     45,601,712      45,033,897     42,604,413

Nonredeemable preferred stock
  - $50 stated value:
  Authorized - 5,000,000 shares
  Issued - 5,000,000 shares at
     3/31/01, 12/31/00 and 3/31/00           250,000         250,000        250,000
Common stock - $5 par value:
  Authorized - 325,000,000 shares
  Issued - 178,337,648 shares at
     3/31/01, 177,703,678 shares at
     12/31/00 and 177,901,802
     shares at 3/31/00                       891,688         888,519        889,509
Capital surplus                              326,134         301,414        313,493
Unearned employee stock ownership
  plan - 176,462 shares at 3/31/01
  and 12/31/00 and 64,993 shares
  at 3/31/00                                  (6,750)         (6,750)        (3,000)
Accumulated other comprehensive income       127,490          12,097        (37,345)
Retained earnings                          3,086,915       3,085,784      2,714,213
Deferred compensation                         (6,963)        (14,494)       (22,321)
Less cost of common stock in
  treasury - 289,397 shares at
  12/31/00 and 826,342 shares at
  3/31/00                                          -         (16,411)       (47,143)
                                         -----------     -----------    -----------
    Total shareholders' equity             4,668,514       4,500,159      4,057,406
                                         -----------     -----------    -----------
    TOTAL LIABILITIES AND
      SHAREHOLDERS' EQUITY               $50,270,226     $49,534,056    $46,661,819
                                         ===========     ===========    ===========



CONSOLIDATED STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries



                                                        Three Months Ended
                                                    ---------------------------
                                                       March 31,       March 31,
(in thousands, except per share data)                      2001            2000
                                                    -----------     -----------

INTEREST INCOME
Interest and fees on loans                          $   865,333     $   778,173
Interest on investment securities                        64,625          61,447
Interest on short-term investments                       10,502          31,799
                                                    -----------     -----------
    Total interest income                               940,460         871,419

INTEREST EXPENSE
Interest on deposits                                    271,927         202,896
Interest on short-term borrowings                        39,392          53,940
Interest on medium- and long-term debt                  116,849         130,988
                                                    -----------     -----------
    Total interest expense                              428,168         387,824
                                                    -----------     -----------
    Net interest income                                 512,292         483,595
Provision for credit losses                              72,000          66,894
                                                    -----------     -----------
    Net interest income after provision
      for credit losses                                 440,292         416,701

NONINTEREST INCOME
Fiduciary income                                         45,426          45,199
Investment advisory revenue, net                         (9,489)         33,829
Service charges on deposit accounts                      49,914          45,752
Commercial lending fees                                  13,854          12,381
Letter of credit fees                                    12,776          12,857
Warrant income                                            3,122           7,374
Securities gains                                         23,744           5,437
Net gain on sales of businesses                               -          30,484
Equity in earnings of unconsolidated subsidiaries       (53,300)          2,927
Other noninterest income                                 83,935          58,580
                                                    -----------     -----------
    Total noninterest income                            169,982         254,820

NONINTEREST EXPENSES
Salaries and employee benefits                          206,776         211,827
Net occupancy expense                                    28,316          27,798
Equipment expense                                        19,397          18,946
Outside processing fee expense                           15,827          14,487
Restructuring charge                                     94,304               -
Customer services                                         9,258           8,176
Other noninterest expenses                               76,099          85,561
                                                    -----------     -----------
    Total noninterest expenses                          449,977         366,795
                                                    -----------     -----------
Income before income taxes                              160,297         304,726
Provision for income taxes                               66,705         107,695
                                                    -----------     -----------
NET INCOME                                          $    93,592     $   197,031
                                                    ===========     ===========
Net income applicable to common stock               $    89,317     $   192,756
                                                    ===========     ===========

Basic net income per common share                   $      0.50     $      1.09
Diluted net income per common share                 $      0.50     $      1.08

Cash dividends declared on common stock             $    78,389     $    62,519
Dividends per common share                          $      0.44     $      0.40


CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries


                                               First          Fourth          Third
                                             Quarter         Quarter        Quarter
(in thousands, except per share data)           2001            2000           2000
                                            --------        --------       --------

INTEREST INCOME
Interest and fees on loans                  $865,333        $898,831       $868,351
Interest on investment securities             64,625          69,688         66,096
Interest on short-term investments            10,502          16,712         14,527
                                            --------        --------       --------
    Total interest income                    940,460         985,231        948,974

INTEREST EXPENSE
Interest on deposits                         271,927         277,775        253,737
Interest on short-term borrowings             39,392          48,457         46,936
Interest on medium- and long-term debt       116,849         139,800        144,619
                                            --------        --------       --------
    Total interest expense                   428,168         466,032        445,292
                                            --------        --------       --------
    Net interest income                      512,292         519,199        503,682
Provision for credit losses                   72,000          88,006         43,300
                                            --------        --------       --------
    Net interest income after
      provision for credit losses            440,292         431,193        460,382

NONINTEREST INCOME
Fiduciary income                              45,426          46,297         44,643
Investment advisory revenue, net              (9,489)         18,431         34,097
Service charges on deposit accounts           49,914          47,848         47,657
Commercial lending fees                       13,854          19,288         16,435
Letter of credit fees                         12,776          12,491         12,777
Warrant income                                 3,122             324         16,713
Securities gains                              23,744           2,285          1,316
Net gain on sales of businesses                    -          13,184          4,000
Equity in earnings of unconsolidated
  subsidiaries                               (53,300)            717          5,358
Other noninterest income                      83,935          55,145         61,005
                                            --------        --------       --------
    Total noninterest income                 169,982         216,010        244,001

NONINTEREST EXPENSES
Salaries and employee benefits               206,776         215,328        215,151
Net occupancy expense                         28,316          28,180         27,082
Equipment expense                             19,397          19,595         19,160
Outside processing fee expense                15,827          14,363         15,465
Restructuring charge                          94,304               -              -
Customer services                              9,258          10,642          9,240
Other noninterest expenses                    76,099          87,974         89,306
                                            --------        --------       --------
    Total noninterest expenses               449,977         376,082        375,404
                                            --------        --------       --------
Income before income taxes                   160,297         271,121        328,979
Provision for income taxes                    66,705          98,525        113,921
                                            --------        --------       --------
NET INCOME                                  $ 93,592        $172,596       $215,058
                                            ========        ========       ========
Net income applicable to common stock       $ 89,317        $168,321       $210,783
                                            ========        ========       ========

Basic net income per common share           $   0.50        $   0.95       $   1.19
Diluted net income per common share         $   0.50        $   0.94       $   1.17

Cash dividends declared on common stock     $ 78,389        $ 62,706       $ 62,601
Dividends per common share                  $   0.44        $   0.40       $   0.40

N/M-Not meaningful


CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries



                                              Second           First
                                             Quarter         Quarter
(in thousands, except per share data)           2000            2000
                                            --------        --------


INTEREST INCOME
Interest and fees on loans                  $833,916        $778,173
Interest on investment securities             62,102          61,447
Interest on short-term investments            14,711          31,799
                                            --------        --------
    Total interest income                    910,729         871,419

INTEREST EXPENSE
Interest on deposits                         216,873         202,896
Interest on short-term borrowings             66,039          53,940
Interest on medium- and long-term debt       130,124         130,988
                                            --------        --------
    Total interest expense                   413,036         387,824
                                            --------        --------
    Net interest income                      497,693         483,595
Provision for credit losses                   56,600          66,894
                                            --------        --------
    Net interest income after
      provision for credit losses            441,093         416,701

NONINTEREST INCOME
Fiduciary income                              44,721          45,199
Investment advisory revenue, net              32,154          33,829
Service charges on deposit accounts           47,571          45,752
Commercial lending fees                       12,578          12,381
Letter of credit fees                         13,835          12,857
Warrant income                                 5,450           7,374
Securities gains                               7,257           5,437
Net gain on sales of businesses                2,631          30,484
Equity in earnings of unconsolidated
  subsidiaries                                 5,019           2,927
Other noninterest income                      70,634          58,580
                                            --------        --------
    Total noninterest income                 241,850         254,820

NONINTEREST EXPENSES
Salaries and employee benefits               209,150         211,827
Net occupancy expense                         27,066          27,798
Equipment expense                             18,831          18,946
Outside processing fee expense                14,226          14,487
Restructuring charge                               -               -
Customer services                              8,824           8,176
Other noninterest expenses                    88,145          85,561
                                            --------        --------
    Total noninterest expenses               366,242         366,795
                                            --------        --------
Income before income taxes                   316,701         304,726
Provision for income taxes                   110,651         107,695
                                            --------        --------
NET INCOME                                  $206,050        $197,031
                                            ========        ========
Net income applicable to common stock       $201,775        $192,756
                                            ========        ========

Basic net income per common share           $   1.14        $   1.09
Diluted net income per common share         $   1.12        $   1.08

Cash dividends declared on common stock     $ 62,451        $ 62,519
Dividends per common share                  $   0.40        $   0.40

N/M-Not meaningful


CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
Comerica Incorporated and Subsidiaries



                                                  First Quarter 2001 Compared To:
                                             Fourth Quarter 2000     First Quarter 2000
(in thousands, except per share data)         Amount    Percent       Amount    Percent
                                            --------    -------     --------    -------

INTEREST INCOME
Interest and fees on loans                  $(33,498)      (3.7)%   $ 87,160       11.2%
Interest on investment securities             (5,063)      (7.3)       3,178        5.2
Interest on short-term investments            (6,210)     (37.2)     (21,297)     (67.0)
                                            --------    -------     --------    -------
    Total interest income                    (44,771)      (4.5)      69,041        7.9

INTEREST EXPENSE
Interest on deposits                          (5,848)      (2.1)      69,031       34.0
Interest on short-term borrowings             (9,065)     (18.7)     (14,548)     (27.0)
Interest on medium- and long-term debt       (22,951)     (16.4)     (14,139)     (10.8)
                                            --------    -------     --------    -------
    Total interest expense                   (37,864)      (8.1)      40,344       10.4
                                            --------    -------     --------    -------
    Net interest income                       (6,907)      (1.3)      28,697        5.9
Provision for credit losses                  (16,006)     (18.2)       5,106        7.6
                                            --------    -------     --------    -------
    Net interest income after
      provision for credit losses              9,099        2.1       23,591        5.7

NONINTEREST INCOME
Fiduciary income                                (871)      (1.9)         227        0.5
Investment advisory revenue, net             (27,920)    (151.5)     (43,318)    (128.0)
Service charges on deposit accounts            2,066        4.3        4,162        9.1
Commercial lending fees                       (5,434)     (28.2)       1,473       11.9
Letter of credit fees                            285        2.3          (81)      (0.6)
Warrant income                                 2,798        N/M       (4,252)     (57.7)
Securities gains                              21,459        N/M       18,307        N/M
Net gain on sales of businesses              (13,184)       N/M      (30,484)       N/M
Equity in earnings of unconsolidated
  subsidiaries                               (54,017)       N/M      (56,227)       N/M
Other noninterest income                      28,790       52.2       25,355       43.3
                                            --------    -------     --------    -------
    Total noninterest income                 (46,028)     (21.3)     (84,838)     (33.3)

NONINTEREST EXPENSES
Salaries and employee benefits                (8,552)      (4.0)      (5,051)      (2.4)
Net occupancy expense                            136        0.5          518        1.9
Equipment expense                               (198)      (1.0)         451        2.4
Outside processing fee expense                 1,464       10.2        1,340        9.2
Restructuring charge                          94,304        N/M       94,304        N/M
Customer services                             (1,384)     (13.0)       1,082       13.2
Other noninterest expenses                   (11,875)     (13.5)      (9,462)     (11.1)
                                            --------    -------     --------    -------
    Total noninterest expenses                73,895       19.6       83,182       22.7
                                            --------    -------     --------    -------
Income before income taxes                  (110,824)     (40.9)    (144,429)     (47.4)
Provision for income taxes                   (31,820)     (32.3)     (40,990)     (38.1)
                                            --------    -------     --------    -------
NET INCOME                                  $(79,004)     (45.8)%  $(103,439)     (52.5)%
                                            ========    =======     ========    =======
Net income applicable to common stock       $(79,004)     (46.9)%  $(103,439)     (53.7)%
                                            ========    =======     ========    =======

Basic net income per common share           $  (0.45)     (47.4)%  $   (0.59)     (54.1)%
Diluted net income per common share         $  (0.44)     (46.8)%  $   (0.58)     (53.7)%

Cash dividends declared on common stock     $ 15,683       25.0 %  $  15,870       25.4 %
Dividends per common share                  $   0.04       10.0 %  $    0.04       10.0 %

N/M-Not meaningful


QUARTERLY SELECTED ASSET QUALITY DATA
Comerica Incorporated and Subsidiaries


                                                2001                   2000
                                              --------        -----------------------
(in thousands)                                 1st QTR         4th QTR        3rd QTR
                                              --------        --------       --------

ALLOWANCE FOR CREDIT LOSSES
Beginning period balance                      $608,110        $613,663       $601,117
Loans charged off:
  Commercial                                   (38,610)        (99,211)       (39,836)
  International                                 (3,136)              -           (580)
  Real estate construction                      (1,000)              -              -
  Commercial mortgage                           (1,526)             (9)           (64)
  Residential mortgage                               -             (84)            (2)
  Consumer                                        (942)         (1,074)          (792)
  Lease financing                                 (113)           (477)            (7)
                                              --------        --------       --------
    Total loans charged off                    (45,327)       (100,855)       (41,281)

Recoveries on loans previously charged off:
  Commercial                                     6,982           4,604          8,797
  Real estate construction                         116             119              7
  Commercial mortgage                              136           1,009             18
  Residential mortgage                             431               -              -
  Consumer                                       1,625           1,531          1,687
  Lease financing                                  626              30             36
                                              --------        --------       --------
    Total recoveries                             9,916           7,293         10,545
                                              --------        --------       --------
    Net loans charged off                      (35,411)        (93,562)       (30,736)
Provision for credit losses                     72,000          88,006         43,300
Foreign currency translation adjustment           (143)              3            (18)
                                              --------        --------       --------
Balance at period end                         $644,556        $608,110       $613,663
                                              ========        ========       ========

As a percent of total loans                       1.57%           1.51%          1.57%

Net loans charged off to average
  total loans                                     0.34            0.94           0.31

NONPERFORMING ASSETS
Nonaccrual loans:
  Commercial                                  $389,206        $244,390       $229,026
  International                                 48,721          57,929         36,770
  Real estate construction                       6,942           4,542          4,947
  Commercial mortgage                           18,356          17,398         17,251
  Residential mortgage                             289             185            522
  Consumer                                       3,147           3,080          3,322
  Lease financing                                3,817           3,837          4,051
                                              --------        --------       --------
    Total nonaccrual loans                     470,478         331,361        295,889
Reduced-rate loans                                 275           2,306          2,271
                                              --------        --------       --------
    Total nonperforming loans                  470,753         333,667        298,160
Other real estate                                5,577           5,577          5,007
                                              --------        --------       --------
    Total nonperforming assets                $476,330        $339,244       $303,167
                                              ========        ========       ========

Nonperforming loans as a percentage
  of total loans                                  1.15%           0.83%          0.76%
Nonperforming assets as a percentage of
  total loans and other real estate               1.16            0.84           0.78
Allowance for credit losses as a
  percentage of total nonperforming
  assets                                           135             179            202

Loans past due 90 days or more                $ 55,260        $ 36,176       $ 53,427


QUARTERLY SELECTED ASSET QUALITY DATA
Comerica Incorporated and Subsidiaries



                                                        2000
                                              ------------------------
(in thousands)                                 2nd QTR         1st QTR
                                              --------        --------

ALLOWANCE FOR CREDIT LOSSES
Beginning period balance                      $581,482        $548,147
Loans charged off:
  Commercial                                   (37,719)        (22,585)
  International                                 (2,851)         (7,750)
  Real estate construction                           -               -
  Commercial mortgage                             (437)              -
  Residential mortgage                             (48)              -
  Consumer                                      (3,135)         (6,309)
  Lease financing                                  (81)           (477)
                                              --------        --------
    Total loans charged off                    (44,271)        (37,121)


Recoveries on loans previously charged off:
  Commercial                                     4,897           1,466
  Real estate construction                           7              13
  Commercial mortgage                              545             112
  Residential mortgage                              (7)             28
  Consumer                                       1,860           1,872
  Lease financing                                   37              78
                                              --------        --------
    Total recoveries                             7,339           3,569
                                              --------        --------
    Net loans charged off                      (36,932)        (33,552)
Provision for credit losses                     56,600          66,894
Foreign currency translation adjustment            (33)             (7)
                                              --------        --------
Balance at period end                         $601,117        $581,482
                                              ========        ========

As a percent of total loans                       1.54%           1.54%

Net loans charged off to average
  total loans                                     0.38            0.36

NONPERFORMING ASSETS
Nonaccrual loans:
  Commercial                                  $226,094        $153,807
  International                                 25,242          36,482
  Real estate construction                         248             249
  Commercial mortgage                           17,189           8,750
  Residential mortgage                             505             528
  Consumer                                       3,490           4,935
  Lease financing                                4,961           4,640
                                              --------        --------
    Total nonaccrual loans                     277,729         209,391
Reduced-rate loans                               7,789           8,888
                                              --------        --------
    Total nonperforming loans                  285,518         218,279
Other real estate                               10,915          11,357
                                              --------        --------
    Total nonperforming assets                $296,433        $229,636
                                              ========        ========

Nonperforming loans as a percentage
  of total loans                                  0.73%           0.58%
Nonperforming assets as a percentage of
  total loans and other real estate               0.76            0.61
Allowance for credit losses as a
  percentage of total nonperforming
  assets                                           203             253

Loans past due 90 days or more                $ 38,769        $ 40,894


ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries



                                                      Three Months Ended
                                 -----------------------------------------------------------
                                         March 31, 2001                 December 31, 2000
                                 ----------------------------    ---------------------------
                                 Average              Average    Average             Average
(dollar amounts in millions)     Balance   Interest      Rate    Balance   Interest     Rate
                                 ----------------------------    ---------------------------

Commercial loans                 $26,705     $552.4      8.39%   $26,036     $599.3     9.16%
International loans                2,603       58.5      9.12      2,547       61.8     9.65
Real estate construction loans     2,955       69.8      9.58      2,826       73.6    10.35
Commercial mortgage loans          5,500      116.1      8.56      5,275      118.7     8.95
Residential mortgage loans           800       15.5      7.74        810       15.6     7.72
Consumer loans                     1,478       33.7      9.21      1,466       34.4     9.37
Lease financing                    1,059       17.0      6.42        961       15.4     6.40
Business loan swap
  income/(expense)                     -        3.0         -          -      (19.5)       -
                                 ----------------------------    ---------------------------
    Total loans                   41,100      866.0      8.54     39,921      899.3     8.96

Investment securities available
  for sale (1)                     3,881       65.0      6.74      3,856       70.0     7.72

Short-term investments               634       10.5      6.74        809       16.8     8.24
                                 ----------------------------    ---------------------------
    Total earning assets          45,615      941.5      8.36     44,586      986.1     8.80

Cash and due from banks            1,776                           1,905
Allowance for credit losses         (621)                           (622)
Other assets                       2,561                           2,352
                                 -------                         -------
    Total Assets                 $49,331                         $48,221
                                 =======                         =======

Money market and NOW accounts    $ 9,456       74.9      3.21    $ 9,361       82.1     3.49
Savings deposits                   1,323        5.0      1.52      1,351        5.9     1.73
Certificates of deposit           12,901      182.1      5.73     11,524      177.6     6.13
Foreign office time deposits         487        9.9      8.22        491       12.2     9.88
                                 ----------------------------    ---------------------------
    Total interest-bearing
      deposits                    24,167      271.9      4.56     22,727      277.8     4.86

Short-term borrowings              2,573       39.4      6.21      2,830       48.5     6.81
Medium- and long-term debt         7,729      116.9      6.13      8,093      139.8     6.88
                                 ----------------------------    ---------------------------
    Total interest-bearing
      sources                     34,469      428.2      5.04     33,650      466.1     5.51

Noninterest-bearing deposits       9,370                           9,357
Other liabilities                    835                             769
Preferred stock                      250                             250
Common shareholders' equity        4,407                           4,195
                                 -------                         -------
    Total Liabilities and
      Shareholders' Equity       $49,331                         $48,221
                                 =======                         =======

Net interest income/Rate
  spread (FTE)                               $513.3      3.32                $520.0     3.29
                                             ======                          ======

FTE adjustment                               $  1.0                          $  0.8
                                             ======                          ======
Impact of net noninterest-bearing
  sources of funds                                       1.23                           1.35
                                                         ----                           ----
Net interest margin as a percent of
  average earning assets (FTE)                           4.55%                          4.64%
                                                         ====                           ====


(1) The average rate for investment securities available for sale was computed using average historical cost.

ANALYSIS OF NET INTEREST INCOME (FTE)
Comerica Incorporated and Subsidiaries


                                         Three Months Ended
                                    ----------------------------
                                           March 31, 2000
                                    ----------------------------
                                    Average              Average
(dollar amounts in millions)        Balance   Interest      Rate
                                    ----------------------------

Commercial loans                    $24,287     $507.8      8.41%
International loans                   2,598       56.2      8.70
Real estate construction loans        2,282       54.8      9.66
Commercial mortgage loans             5,000      106.1      8.53
Residential mortgage loans              859       16.2      7.56
Consumer loans                        1,408       31.1      8.86
Lease financing                         809       13.1      6.46
Business loan swap
  income/(expense)                        -       (6.6)        -
                                    ----------------------------
    Total loans                      37,243      778.7      8.41

Investment securities available
  for sale (1)                        3,550       61.9      6.88

Short-term investments                1,519       31.8      8.41
                                    ----------------------------
    Total earning assets             42,312      872.4      8.28

Cash and due from banks               1,800
Allowance for credit losses            (559)
Other assets                          2,144
                                    -------
    Total Assets                    $45,697
                                    =======

Money market and NOW accounts       $ 9,192       67.6      2.96
Savings deposits                      1,432        5.6      1.58
Certificates of deposit               8,375      109.3      5.25
Foreign office time deposits          1,216       20.4      6.73
                                    ----------------------------
    Total interest-bearing
      deposits                       20,215      202.9      4.04

Short-term borrowings                 3,589       53.9      6.05
Medium- and long-term debt            8,621      131.0      6.11
                                    ----------------------------
    Total interest-bearing
      sources                        32,425      387.8      4.81

Noninterest-bearing deposits          8,612
Other liabilities                       677
Preferred stock                         250
Common shareholders' equity           3,733
                                    -------
    Total Liabilities and
      Shareholders' Equity          $45,697
                                    =======

Net interest income/Rate
  spread (FTE)                                  $484.6      3.47
                                                ======

FTE adjustment                                  $  1.0
                                                ======
Impact of net noninterest-bearing
  sources of funds                                          1.13
                                                           -----
Net interest margin as a percent of
  average earning assets (FTE)                              4.60%
                                                           =====


(1) The average rate for investment securities available for sale was computed using average historical cost.

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries



                                                March 31,    December 31,  September 30,
(In thousands, except per share data)               2001            2000           2000
                                             -----------     -----------    -----------

Commercial loans:
  Floor plan                                 $ 2,217,405     $ 2,063,619    $ 1,559,050
  Other                                       24,156,024      23,945,717     23,851,548
                                             -----------     -----------    -----------
    Total commercial                          26,373,429      26,009,336     25,410,598
International loans                            2,653,902       2,571,156      2,483,910
Real estate construction loans                 2,973,895       2,915,168      2,771,393
Commercial mortgage loans                      5,570,134       5,360,601      5,195,445
Residential mortgage loans                       793,075         807,064        817,483
Consumer loans:
  Credit card                                     21,303          21,517         19,995
  Home equity                                    964,753         976,100        954,427
  Other consumer                                 485,959         479,518        483,667
                                             -----------     -----------    -----------
    Total consumer                             1,472,015       1,477,135      1,458,089
Lease financing                                1,088,908       1,029,164        940,241
                                             -----------     -----------    -----------
      Total loans                            $40,925,358     $40,169,624    $39,077,159
                                             ===========     ===========    ===========

Goodwill                                     $   356,925     $   366,550    $   374,611
Core deposit intangible                            7,176           7,883          9,056
Other intangible assets                            1,215           3,472          3,723
Loan servicing rights                              8,470           6,657          6,644
Deferred mutual fund distribution costs           54,045          85,849        104,307

Amortization of intangibles (quarterly)            8,685           9,549          9,596

Leverage ratio*                                     8.77%           8.74%          8.75%
Tier 1 risk-based capital ratio*                    7.36            7.35           7.36
Total risk-based capital ratio*                    11.13           11.11          11.32

Book value per share                         $     24.80     $     23.98    $     23.22

Market value for the quarter:
  High                                       $     65.15     $     61.13    $     59.44
  Low                                              53.00           47.19          45.00
  Close                                            61.50           59.38          58.44

Return on average common equity                     8.11%          16.05%         20.87%
Return on average assets                            0.76            1.43           1.83
Efficiency ratio                                   68.22           51.25          50.23

Number of commercial banking offices                 353             354            347

Number of employees-full time equivalent          11,525          11,444         11,387



* March 31, 2001 ratios estimated

CONSOLIDATED STATISTICAL DATA
Comerica Incorporated and Subsidiaries



                                                 June 30,      March  31,
(In thousands, except per share data)               2000            2000
                                             -----------     -----------

Commercial loans:
  Floor plan                                 $ 1,853,836     $ 1,815,606
  Other                                       23,547,430      22,704,255
                                             -----------     -----------
    Total commercial                          25,401,266      24,519,861
International loans                            2,612,539       2,565,966
Real estate construction loans                 2,576,986       2,422,371
Commercial mortgage loans                      5,145,662       5,078,245
Residential mortgage loans                       828,092         849,912
Consumer loans:
  Credit card                                     26,945          22,657
  Home equity                                    938,191         901,107
  Other consumer                                 473,235         483,777
                                             -----------     -----------
    Total consumer                             1,438,371       1,407,541
Lease financing                                  858,065         815,293
                                             -----------     -----------
      Total loans                            $38,860,981     $37,659,189
                                             ===========     ===========

Goodwill                                     $   380,726     $   388,232
Core deposit intangible                           10,229          11,481
Other intangible assets                            3,973           4,047
Deferred mutual fund distribution costs          105,904          87,199

Loan servicing rights                              6,851           6,396

Amortization of intangibles (quarterly)            9,622           8,731

Leverage ratio*                                     8.53%           8.38%
Tier 1 risk-based capital ratio*                    7.22            7.29
Total risk-based capital ratio*                    10.78           11.00

Book value per share                         $     22.34     $     21.51

Market value for the quarter:
  High                                       $     54.38     $     46.25
  Low                                              39.88           32.94
  Close                                            44.88           41.88

Return on average common equity                    20.80%          20.66%
Return on average assets                            1.77            1.72
Efficiency ratio                                   49.95           49.98

Number of commercial banking offices                 346             347

Number of employees-full time equivalent          11,614          11,513



* March 31, 2001 ratios estimated

PARENT COMPANY ONLY BALANCE SHEETS
Comerica Incorporated


                                                March 31,   December 31,       March 31,
(in thousands, except share data)                   2001           2000            2000
                                             -----------    -----------     -----------

ASSETS
Cash and due from banks                      $    90,603    $     9,918     $       247

Time deposits with banks                           6,400        112,100          68,500
Investment securities available
  for sale                                            50         47,262          25,024
Investment in subsidiaries,
  principally banks                            4,876,415      4,634,579       4,259,863
Premises and equipment                             3,310          3,391           4,141
Other assets                                     136,334         66,009          50,957
                                             -----------    -----------     -----------
      TOTAL ASSETS                           $ 5,113,112    $ 4,873,259     $ 4,408,732
                                             ===========    ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Commercial paper                             $   116,983    $    79,985     $    74,891
Long-term debt                                   163,886        157,414         158,263
Advances from nonbanking subsidiaries                  -          4,453               -
Other liabilities                                163,729        131,248         118,172
                                             -----------    -----------     -----------
      Total liabilities                          444,598        373,100         351,326

Nonredeemable preferred stock
  - $50 stated value:
  Authorized - 5,000,000 shares
  Issued - 5,000,000 shares at 3/31/01,
    12/31/00, and 3/31/00                        250,000        250,000         250,000
Common stock - $5 par value:
  Authorized - 325,000,000 shares
  Issued - 178,337,648 shares at 3/31/01,
    177,703,678 shares at 12/31/00 and
    177,901,802 shares at 3/31/00                891,688        888,519         889,509
Capital surplus                                  326,134        301,414         313,493
Unearned employee stock ownership plan
  shares - 176,642 shares at 3/31/01 and
  12/31/00 and 64,993 shares at 3/31/00           (6,750)        (6,750)         (3,000)
Accumulated other comprehensive income           127,490         12,097         (37,345)
Retained earnings                              3,086,915      3,085,784       2,714,213
Deferred compensation                             (6,963)       (14,494)        (22,321)
Less cost of common stock in
  treasury - 289,397 shares at 12/31/00
  and 826,342 shares at 3/31/00                        -        (16,411)        (47,143)
                                             -----------    -----------     -----------
      Total shareholders' equity               4,668,514      4,500,159       4,057,406
                                             -----------    -----------     -----------
      TOTAL LIABILITIES AND
        SHAREHOLDERS' EQUITY                 $ 5,113,112    $ 4,873,259     $ 4,408,732
                                             ===========    ===========     ===========


CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Comerica Incorporated and Subsidiaries


                               Nonredeem-                     Accumulated
                                  able                           Other
(in thousands, except          Preferred   Common   Capital  Comprehensive  Retained
  share data)                    Stock      Stock   Surplus     Income      Earnings
                               ---------  -------- --------    --------    ----------


BALANCES AT JANUARY 1, 2000     $250,000  $889,453 $226,001    $(21,704)   $2,677,210
Net income for 2000                    -         -        -           -       197,031
Other comprehensive income,
  net of tax                           -         -        -     (15,641)            -

Total comprehensive income             -         -        -           -             -
Common stock dividend                  -         -   84,906           -       (84,927)
Cash dividends declared:
  Preferred stock                      -         -        -           -        (4,275)
  Common stock                         -         -        -           -       (62,519)
Purchase and retirement of
  41,400 shares of common stock        -      (207)  (1,902)          -             -
Purchase of 331,362 shares
  of common stock                      -         -        -           -             -
Net issuance of common stock
  under employee stock plans           -       263    4,488           -        (8,307)
Amortization of deferred
  compensation                         -         -        -           -             -
                                --------  -------- --------    --------    ----------
BALANCES AT MARCH 31, 2000      $250,000  $889,509 $313,493    $(37,345)   $2,714,213
                                ========  ======== ========    ========    ==========

BALANCES AT JANUARY 1, 2001     $250,000  $888,519 $301,414    $ 12,097    $3,085,784
Net income for 2001                    -         -        -           -        93,592
Other comprehensive income,
  net of tax                           -         -        -     115,393             -

Total comprehensive income             -         -        -           -             -
Cash dividends declared:
  Preferred stock                      -         -        -           -        (4,275)
  Common stock                         -         -        -           -       (78,389)
Purchase of 45,000 shares
  of common stock                      -         -        -           -             -
Net issuance of common stock
  under employee stock plans           -     3,169   24,720           -        (9,797)
Amortization of deferred
  compensation                         -         -        -           -             -
                                --------  -------- --------    --------    ----------
BALANCES AT MARCH 31, 2001      $250,000  $891,688 $326,134    $127,490    $3,086,915
                                ========  ======== ========    ========    ==========



CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
Comerica Incorporated and Subsidiaries


                                Unearned
                                Employee
                                  Stock                                   Total
(in thousands, except           Ownership     Deferred    Treasury     Shareholders'
  share data)                  Plan Shares  Compensation    Stock         Equity
                               ----------   ------------  ---------     ----------

BALANCES AT JANUARY 1, 2000       $(3,750)      $(21,998)  $(47,161)    $3,948,051
Net income for 2000                     -              -          -        197,031
Other comprehensive income,
  net of tax                            -              -          -        (15,641)
                                                                        ----------
Total comprehensive income              -              -          -        181,390
Common stock dividend                   -              -          -            (21)
Cash dividends declared:
  Preferred stock                       -              -          -         (4,275)
  Common stock                          -              -          -        (62,519)
Purchase and retirement of
  41,400 shares of common stock         -              -          -         (2,109)
Purchase of 331,362 shares
  of common stock                       -              -    (13,112)       (13,112)
Net issuance of common stock
  under employee stock plans          750         (2,711)    13,130          7,613
Amortization of deferred
  compensation                          -          2,388          -          2,388
                                  -------       --------   --------     ----------
BALANCES AT MARCH 31, 2000        $(3,000)      $(22,321)  $(47,143)    $4,057,406
                                  =======       ========   ========     ==========

BALANCES AT JANUARY 1, 2001       $(6,750)      $(14,494)  $(16,411)    $4,500,159
Net income for 2001                     -              -          -         93,592
Other comprehensive income,
  net of tax                            -              -          -        115,393
                                                                        ----------
Total comprehensive income              -              -          -        208,985
Cash dividends declared:
  Preferred stock                       -              -          -         (4,275)
  Common stock                          -              -          -        (78,389)
Purchase of 45,000 shares
  of common stock                       -              -     (2,760)        (2,760)
Net issuance of common stock
  under employee stock plans            -         (3,857)    19,171         33,406
Amortization of deferred
  compensation                          -         11,388          -         11,388
                                  -------        -------   --------     ----------
BALANCES AT MARCH 31, 2001        $(6,750)       $(6,963)  $      -     $4,668,514
                                  =======        =======   ========     ==========
